Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Yumin Lin, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Fortune Valley Treasures, Inc. on Form 10-K for the fiscal year ended December 31, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Fortune Valley Treasures, Inc. at the dates and for the periods indicated.

Date: April 2, 2019	By:	/s/ Yumin Lin
Yumin Lin
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Fortune Valley Treasures, Inc. and will be retained by Fortune Valley Treasures, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.